Exhibit 10.15

FORM OF

ROLLOVER NON-QUALIFIED STOCK OPTION AGREEMENT

This Rollover Non-Qualified Stock Option Agreement (this “Agreement”) is made this ____ day of October, 2020, between CuriosityStream Inc., a Delaware corporation (formerly Software Acquisition Group Inc, the “Company”), and ______________ (the “Optionee”).

WHEREAS, CuriosityStream Inc. (“Old CuriosityStream”) previously granted to the Optionee an option to purchase shares of common stock of Old CuriosityStream (“Old CS Shares”) pursuant to that certain Nonstatutory Stock Option Agreement (the “Old Option Agreement”), dated ________, and the Stock Option Plan of Old CurisoityStream (the “Old Plan”) (such agreement and plan are attached for convenience at Annex A);

WHEREAS, on August 10, 2020, the Company and CS Merger Sub, Inc. (“Merger Sub”) a wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”1) with Old CuriosityStream and Hendricks Factual Media LLC, as the majority stockholder of Old CuriosityStream, pursuant to which, on October 14, 2020, Merger Sub merged with and into Old CuriosityStream, with Old CuriosityStream surviving the merger as a wholly owned subsidiary of the Company;

WHEREAS, under the terms of the Merger Agreement and in a manner intended to comply with the requirements of Section 409A of the Code and the regulations promulgated thereunder regarding the substitution and assumption of stock rights by reason of a corporate transaction, as of immediately prior to the Effective Time (as defined in the Merger Agreement), each stock option to purchase Old CS Shares granted by Old CuriosityStream (an “Old Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was, by virtue of the occurrence of the Effective Time and without any action on the part of the Company, Old CuriosityStream or the holder thereof, converted into the right to receive an option (a “New Option”) (i) with respect to a number of Shares (rounded down to the nearest whole Share) equal to the product of (A) the applicable number of Old CS Shares subject to such Old Option immediately prior to the Effective Time and (B) the Option Exchange Ratio (as defined in the Merger Agreement), (ii) at an exercise price per Share (rounded up to the nearest whole share) equal to the quotient of (A) the exercise price per Old CS Share of such Old Option immediately prior to the Effective Time and (B) the Option Exchange Ratio;

WHEREAS, each New Option shall be subject to the terms and conditions of the Company's 2020 Omnibus Incentive Plan (the “Plan”2), but shall continue to have, and shall be subject to, the same vesting and exercise terms and conditions as applied to the corresponding Old Option immediately prior to the Effective Time;

[FOR LISTED PARTICIPANTS ONLY]

WHEREAS, the Optionee is a Listed Participant as defined in Annex A to the Merger Agreement;

[1]	The Merger Agreement is filed as Annex A to the Definitive Proxy Statement filed by the Company with the Securities Exchange Commission on September 22, 2020 (the “Proxy Statement”).
[2]	The Plan is filed as Annex C of the Proxy Statement.

WHEREAS, the Company and the Optionee desire to confirm and evidence the conversion of the options previously granted to the Optionee pursuant to the Old Option Agreement, as provided in the Merger Agreement; and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the forgoing and following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. Confirmation of Option Conversion. The parties hereby evidence and confirm the conversion of the Old Option granted to the Optionee under the Old Option Agreement for a New Option, as set forth on the signature page of this Agreement, in accordance with the Merger Agreement. The Optionee acknowledges that, as a result of the conversion, the Optionee has no right to purchase, or any other right in respect of, equity of Old CuriosityStream. The terms and conditions of the New Option shall be subject to the Plan, which is incorporated herein by reference. The Optionee acknowledges that the definitive records pertaining to the New Option, and exercises of rights with respect to the New Option, shall be retained by the Company. The Option is intended to be a Non-Qualified Stock Option.

2. Vesting. Subject to the Plan and this Agreement, the New Option has either vested or shall become vested as set forth on the signature page of this Agreement, subject to the continuous employment of the Optionee with the Company until the applicable vesting date. Notwithstanding the foregoing, and in accordance with the Old Option Agreement, if the Optionee’s services are terminated by Old CuriosityStream (other than for cause), at any time within the six (6) month period immediately following a Change in Control (as defined in the Old Plan), any portion of the New Option that is then unvested shall become immediately vested. Once vested in accordance with the provisions of this Agreement or the Plan, the New Option may be exercised at any time and from time to time prior to the 10th anniversary of the Grant Date (set forth on the signature page of this Agreement), or such earlier time as is provided in the Plan. Options may only be exercised with respect to whole Shares.

3. Manner of Exercise. Subject to such reasonable administrative regulations as the Administrator may adopt from time to time, the exercise of the New Option by the Optionee shall be pursuant to procedures set forth in the Plan or established by the Administrator from time to time and shall include the Optionee specifying the proposed date on which the Optionee desires to exercise the New Option (the “Exercise Date”), the number of whole Shares with respect to which the Option is being exercised (the “Exercise Shares”) and the aggregate Exercise Price for such Exercise Shares or such other or different requirements as may be imposed by the Company. Unless otherwise determined by the Administrator, and subject to such other terms, representations and warranties as the Administrator may deem appropriate, (i) on or before the Exercise Date, the Optionee shall deliver to the Company full payment for the Exercise Shares in United States dollars in cash, or cash equivalents satisfactory to the Company, in an amount equal to the aggregate Exercise Price plus, if required by the Administrator, any required withholding taxes or other similar taxes, charges or fees (including, if available, pursuant to a broker-assisted cashless exercise program established by the Company whereby the Optionee may exercise the New Option by an exercise-and-sell procedure in which the Exercise Price (together with any required withholding taxes or other similar taxes, charges or fees) is obtained from the sale of shares in the public market) and (ii) the Company shall register the issuance of the Exercise Shares on its records (or direct such issuance to be registered by the Company’s transfer agent). The Company may require the Optionee to furnish or execute such other documents as the Company shall reasonably deem necessary (i) to evidence such exercise or (ii) to comply with or satisfy the requirements of the Securities Act, applicable state or non-U.S. securities laws or any other law.

4. Forfeiture. The section in the Old Option Agreement entitled “Forfeiture” shall continue to apply to the New Option to the same extent as such section applied to the Old Option. In addition, the Optionee acknowledges and agrees that, pursuant to the Plan, the Optionee shall be subject to the Company’s clawback policies and any generally applicable disgorgement or forfeiture provisions or as required by applicable law after the date of this Agreement.

5. Non-Assignability. The New Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

6. Notices. Any notices required or permitted by the terms of this Agreement or the Plan shall be given as provided in the Old Option Agreement.

7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

8. Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

9. Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

10. Authorization To Share Personal Data. The Optionee authorizes any the Company and any Affiliate of the Company that employs the Optionee or that otherwise has or lawfully obtains personal data relating to the Optionee to divulge or transfer such personal data to the Company or to a third party, in each case in any jurisdiction, if and to the extent appropriate in connection with this Agreement or the administration of the Plan.

11. No Rights as Stockholder; No Voting Rights. The Optionee shall have no rights as a stockholder of the Company with respect to any Shares covered by the New Option until the exercise of the New Option and delivery of the Exercise Shares.

12. No Right to Continued Employment. Nothing in this Agreement shall be deemed to confer on the Optionee any right to continue in the employ of the Company or any Subsidiary, or to interfere with or limit in any way the right of the Company or any Subsidiary to terminate such employment at any time.

13. Waiver; Amendment. Any party hereto or beneficiary hereof may by written notice to the other parties (A) extend the time for the performance of any of the obligations or other actions of the other parties under this Agreement, (B) waive compliance with any of the conditions or covenants of the other parties contained in this Agreement and (C) waive or modify performance of any of the obligations of the other parties under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party or beneficiary, shall be deemed to constitute a waiver by the party or beneficiary taking such action of compliance with any representations, warranties, covenants or agreements contained herein. The waiver by any party hereto or beneficiary hereof of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by a party or beneficiary to exercise any right or privilege hereunder shall be deemed a waiver of such party’s or beneficiary’s rights or privileges hereunder or shall be deemed a waiver of such party’s or beneficiary’s rights to exercise the same at any subsequent time or times hereunder. This Agreement may not be amended, modified or supplemented orally, but only by a written instrument executed by the Optionee and the Company.

[remainder of this page intentionally blank; signature page follows]

Grant Date:

__________

Number of Shares under New Option and New Exercise Price:

Old Option		New Option
Number of Old CS Shares	Old Exercise Price	Number of Shares	New Exercise Price

Vesting Schedule of New Options:

Number of Shares	Vesting Date

[FOR LISTED PARTICIPANTS ONLY]

[Accelerated Vesting:

The Accelerated Vesting Provisions in Annex B shall Apply to the New Options]

***

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

CURIOUSITYSTREAM INC.	OPTIONEE

By:
Its:

Annex A

Old Option Agreement and Old Plan

STOCK OPTION AGREEMENT

THIS AGREEMENT is effective this ___ day of __________, 20__ (the “Grant Date”) between CuriosityStream Inc., a Delaware corporation (the “Company”), and ______________ (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of its class A common capital stock (the “Shares”), under the Company's Stock Option Plan attached as Exhibit 1 (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any capitalized terms used herein, if not otherwise defined, shall have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1.	GRANT OF OPTION

The Company grants to the Optionee the right and option to purchase all or any part of an aggregate of __________ Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which are incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to be a Nonstatutory Option as defined in the Plan.

2.	EXERCISE PRICE

The purchase price of the Shares subject to the Option (the “Exercise Price”) shall be the Fair Market Value of the Shares as of the Grant Date. The Fair Market Value of the Shares as of the Grant Date to the best information of the Committee is set forth in Exhibit 2 hereto. The foregoing notwithstanding, the Optionee acknowledges that the Company cannot and has not guaranteed that a third-party valuation will recommend or the Internal Revenue Service (“IRS”) will agree that the per Share Exercise Price of the Option equals or exceeds the fair market value of a Share on the Grant Date in a later determination. The Optionee agrees that if: (a) the Company subsequently has a valuation analysis conducted that determines or recommends a different Fair Market Value of the Shares as of the Grant Date from that set forth in Exhibit 2 hereto, the Company may consider and treat the Shares as if such revised valuation recommendation is the Fair Market Value per Exhibit 2 hereto, or (b) the IRS determines that the Option was granted with a per Share Exercise Price that was less than the fair market value of a Share on the Grant Date, the Optionee shall be solely responsible for any costs or tax liabilities related to such a determination.

3.	EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as follows:

EXERCISE PERIOD
Number of Shares	Commencement Date	Expiration Date
	[Grant Date], +1 yr	[Day Before GD], +10 yr
	[Grant Date], +2 yr	[same as above]
	[Grant Date], +3 yr	[same as above]
	[Grant Date], + 4 yr	[same as above]

Notwithstanding the foregoing, if the Optionee’s services are terminated by the Company (other than for cause, as such term is defined in the Plan), at any time within the six (6) month period immediately following a Change in Control, one hundred percent (100%) of the Shares which are otherwise unvested shall become immediately exercisable and vested. For purposes of this Agreement, a “Change in Control” shall be deemed to occur on the earliest of (a) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than the Company or one of its subsidiaries or employee benefit plans), in one or more transactions, such that the holder, as a result of such acquisition, now owns more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”); (b) the completion by any entity, person, or group (other than the Company or one of its subsidiaries or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company; (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Stock of the surviving or resulting corporation immediately after such merger or consolidation, or (2) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock, or (3) the approval by the stockholders of the Company of a liquidation or dissolution of the Company; and (d) the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors (the “Incumbent Board”), of directors constituting a majority of the number of directors of the Company then in office, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be, for purposes of this section, considered as though such person was a member of the Incumbent Board.

4.	ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, shall contain the warranty, if any, required under the Plan and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Option Shares prior to the issuance thereof), the Company shall accept payment for the Option Shares and shall deliver to the Optionee as soon as practicable thereafter an appropriate certificate or certificates for the Shares as to which the Option was exercised. The Optionee shall, if the Company so requires, enter into a shareholders' agreement on the date on which the Shares are purchased.

The Exercise Price shall be payable at the time of exercise as determined by the Company in its sole discretion either:

(a)	in cash, by certified check or bank check, or by wire transfer;

(b)	in whole shares of the Company's common stock (including, without limitation, by the Company delivering to the Optionee a lesser number of Shares having a Fair Market Value on the date of exercise equal to the amount by which the Fair Market Value of the Shares for which the Option is exercised exceeds the Exercise Price of such Shares), provided, however, that (i) if such shares were acquired pursuant to an incentive stock option plan (as defined in Code Section 422) of the Company or Affiliate, then the applicable holding period requirements of said Section 422 have been met with respect to such shares, (ii) if the Optionee is subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934, as amended from time to time, and if such shares were granted pursuant to an option, then such option must have been granted at least six (6) months prior to the exercise of the Option hereunder, and (iii) the transfer of such shares as payment hereunder does not result in any adverse accounting consequences to the Company;

(c)	through the delivery of cash or the extension of credit by a broker-dealer to whom the Optionee has submitted notice of exercise or otherwise indicated an intent to exercise an Option (a so-called “cashless” exercise); or

(d)	in any combination of (a), (b) or (c) above.

The Fair Market Value of any stock to be applied toward the Exercise Price shall be determined as of the date of exercise of the Option. Any certificate for shares of outstanding stock of the Company used to pay the Exercise Price shall be accompanied by a stock power duly endorsed in blank by the registered holder of the certificate, with signature guaranteed in the event the certificate shall also be accompanied by instructions from the Optionee to the Company's transfer agent with respect to disposition of the balance of the shares covered thereby.

The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder's name in the share register of the Company upon the due exercise of the Option.

5.	REPURCHASE RIGHT

(a)	Notice Prior to Sale or Transfer. The Optionee may not sell or otherwise transfer the Shares purchased pursuant to the exercise of all or part of this Option without first notifying the Company (the “Notice”). The Notice to the Company must be in writing and mailed to the Company by certified mail return receipt requested with a postal date stamp which date shall not be less than sixty (60) days before the date of the proposed sale or transfer. The Notice shall state the number of Shares proposed to be sold or transferred, the date of the proposed sale or transfer, the name and address of the proposed transferee, the number of Shares then held by the proposed transferee, the proposed sale or transfer price, and the terms and conditions of the sale or transfer. The Company or its assignee(s) then shall have the right to purchase the Shares proposed to be sold or transferred at the lesser of (i) the price set forth in the Notice, or (ii) the price as determined in Paragraph 5(c), below, and on the other terms set forth herein.

(b)	Termination of Services. Except as otherwise set forth in Paragraph 5(a), above, beginning on the date nine (9) months following the date the Optionee’s position with the Company terminates (or, if earlier, six (6) months following the date the Optionee last exercised an Option hereunder, if the Optionee is no longer permitted to exercise any Option, but in no event prior to the date the Optionee’s position with the Company terminates), the Company or its assignee(s) shall have the right to purchase the Optionee’s Shares at the price as determined in Paragraph 5(c), below, and on the other terms set forth herein.

(c)	Offer Price. Except as may otherwise be provided in Paragraph 5(a), above, the Shares shall be purchased at a price equal to their Stipulated Value. For purposes of this Paragraph 5, the “Stipulated Value” of the Shares shall be equal to the fair market value of the Shares on the date of the repurchase of the Shares, which value shall be based upon (i) the most recent grant of an Option under the Plan or, if more recent, (ii) the most recent cash purchase of equity securities of the Company by a bona fide third party investor (an “Equity Financing”), provided such Option grant or Equity Financing has occurred within the six (6) month period preceding the date of the proposed repurchase of the Shares. If no Option grant or Equity Financing has occurred within such six (6) month period, then the Stipulated Value of the Shares shall be equal to the fair market value of the Shares as determined by the Company’s Board of Directors. The Stipulated Value of the Shares as so determined shall be final, binding and conclusive on all parties. Notwithstanding the above, if the Optionee’s position with the Company was terminated for cause (as such term is defined in the Plan), the purchase price for all of the Shares in that event shall be equal to the Exercise Price set forth in Paragraph 2 or, if less, the Stipulated Value as determined in accordance with this Paragraph 5(c). Notwithstanding the foregoing, the purchase price, if any, shall be reduced by the value of any dividends paid in respect of the Shares between the date with respect to which the fair market value is determined and the date of the closing of the repurchase of the Shares.

(d)	Right of Repurchase. The Company or its assignee(s) shall have ninety (90) days from the date of the receipt of the Notice or three hundred sixty-five (365) days from the termination of the Optionee’s services to exercise the right to purchase or otherwise acquire all or any of the Shares. In the event of a repurchase under Paragraph 5(a), the Company or its assignee(s) shall exercise its right to purchase or otherwise acquire the Shares by giving written notice thereof to the Optionee (or the Optionee’s legal representative in the event of his or her death) within ninety (90) days of the receipt of the Notice. In the event of a repurchase under Paragraph 6(b), the Company or its assignee(s) shall exercise its right to purchase or otherwise acquire the Shares by giving written notice thereof to the Optionee (or the Optionee’s legal representative in the event of his or her death) between the ninth month following the termination of the Optionee’s services (or, if earlier, the sixth (6th) month following the date the Optionee last exercised an Option hereunder, if the Optionee is no longer permitted to exercise any Option, but in no event prior to the date the Optionee’s position with the Company terminates) and three hundred sixty-five (365) days following such termination. If the Company or its assignee(s) provides notice of its decision to so exercise, the purchase and sale of such Shares shall be consummated as soon as practicable at the principal office of the Company at the time and date specified in such notice to the Optionee. The purchase price may, at the Company’s or its assignee(s)’ discretion, be payable through the issuance of a note, with a term not to exceed five (5) years and which note shall bear interest at a commercially reasonable rate.

(e)	Sale Upon Change in Ownership of the Company. Notwithstanding anything in this Paragraph 5 to the contrary, in the context of a pending Change in Control, (i) the Optionee shall vote his or her Shares in favor of such Change in Control, shall tender his or her Shares if and as required under the applicable purchase or merger agreement (and/or be required to exercise any portion of the Option which is vested or becomes vested upon such Change in Control, which Option, if not then exercised, will expire immediately after such Change in Control) and shall execute the purchase or merger agreement and other related instruments negotiated by the Company and approved by the Board of Directors of the Company and (ii) the Optionee expressly covenants and agrees to waive any dissenters’ rights under applicable law. The purchase and sale of such Shares shall be consummated at the same time, on the same basis, and pursuant to the same conditions upon which payments are made to all other stockholders of the Company under the terms of the applicable Change in Control. The remaining Shares subject to the Option, if any, shall continue to become exercisable in accordance with the vesting schedule set forth in Paragraph 3. For purposes of this Agreement, a “Change in Control” shall be deemed to occur on the earliest of (a) the purchase or other acquisition of outstanding shares of the Company’s capital stock by any entity, person or group of beneficial ownership, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than the Company or one of its subsidiaries or employee benefit plans), in one or more transactions, such that the holder, as a result of such acquisition, now owns more than 50% of the outstanding capital stock of the Company entitled to vote for the election of directors (“Voting Stock”); (b) the completion by any entity, person, or group (other than the Company or one of its subsidiaries or employee benefit plans) of a tender offer or an exchange offer for more than 50% of the outstanding Voting Stock of the Company; (c) the effective time of (1) a merger or consolidation of the Company with one or more corporations as a result of which the holders of the outstanding Voting Stock of the Company immediately prior to such merger or consolidation hold less than 50% of the Voting Stock of the surviving or resulting corporation immediately after such merger or consolidation, or (2) a transfer of all or substantially all of the property or assets of the Company other than to an entity of which the Company owns at least 80% of the Voting Stock, or (3) the approval by the stockholders of the Company of a liquidation or dissolution of the Company; and (d) the election to the Board of Directors of the Company, without the recommendation or approval of the incumbent Board of Directors (the “Incumbent Board”), of directors constituting a majority of the number of directors of the Company then in office, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act of 1934) shall be, for purposes of this section, considered as though such person was a member of the Incumbent Board.

If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act of 1933 may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), the Optionee shall, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 (or any similar rule then in effect) promulgated by the Securities and Exchange Commission under the Securities Act of 1933) reasonably acceptable to the Company. If the Optionee appoints the purchaser representative designated by the Company, the Company will pay the fees for such purchaser representative, but if the Optionee declines to appoint the purchaser representative designated by the Company, the Optionee will appoint another purchaser representative (reasonably acceptable to the Company), and the Optionee will be responsible for the fees of the purchaser representative so appointed.

(f)	Disability or Death of the Optionee. Upon the termination of the Optionee’s services as the result of his or her Disability or death (or upon the Disability or death of the Optionee within the three (3) month period following the termination of his or her services (other than upon a termination for cause, as defined in the Plan)), the date nine (9) months following such death or, in the case of Disability, nine (9) months following the termination of the Optionee’s services as a result of such Disability (or, in either case, if earlier, the expiration of the originally prescribed term of the Option) shall be treated as the date the Optionee’s services with the Company terminates for purposes of Paragraphs 5(b) and 5(d).

(g)	Removal of Repurchase Provision. The right of repurchase of the Company or its assignee(s) shall become null and void upon the occurrence of one of the following events:

(i)	Upon the first sale of common stock by the Company to underwriters for the account of the Company pursuant to a registration statement under the Securities Act of 1933, as amended, filed with and declared effective by the Securities and Exchange Commission, with minimum net proceeds of Twenty Million Dollars ($20,000,000); or

(ii)	In the event of a sale or transfer pursuant to Paragraph 5(a), above, the failure of the Company or its assignee(s) to exercise its right of repurchase as to all of the Shares, provided, however, that, upon such failure, the Optionee shall then be free for a period of sixty (60) days following the date of the proposed sale or transfer as set forth in the Notice to sell or transfer the Shares not repurchased to the same proposed transferee named in the Notice at the same exact price and on the same exact terms and conditions set forth in the Notice and, provided further, that prior to and as a condition of any sale or transfer of the Shares, the prospective transferee shall execute a counterpart of Paragraph 5 of this Agreement. If the Optionee fails to sell or transfer the Shares as provided herein within such sixty (60) day period, the Shares shall again be subject to all of the restrictions of this Paragraph 5.

(h)	Extension of Repurchase Right. Notwithstanding anything to the contrary contained herein, all repurchases of Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of the Shares hereunder to which the Company otherwise is entitled, the Company may make such repurchases as soon as it is permitted and able to do so under such restrictions and based upon such procedures as the Company may then establish.

6.	FORFEITURE

If the Optionee violates the Standards of Conduct contained in sections 4.1 through 4.5 of the current Company Employee Handbook attached hereto as Exhibit 3 (the “Protective Policies”), any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the period of the breach, or during the two (2) year period prior to the breach, of the Protective Policies shall be rescinded. The Company shall notify the Optionee in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach. Within ten (10) days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the grant, exercise, payment, delivery or transfer pursuant to the Option. Such payment shall be made either in cash or by returning to the Company the number of Shares that the Optionee received in connection with the rescinded grant, exercise, payment, delivery or transfer. The Company’s rights of rescission hereunder shall be in addition to any and all other remedies that may be available to the Company at law or in equity in such event, including, without limitation, the right to request any court of competent jurisdiction to issue a decree of specific performance or issue a temporary and permanent injunction, without the necessity of the Company posting bond or furnishing other security and without proving special damages or irreparable injury, enjoining and restricting the breach, or threatened breach, of any such covenant.

Further and notwithstanding anything herein or in the Plan or in any other agreement to the contrary, if the Optionee is an executive officer of the Company, in the event of any accounting restatement resulting from material noncompliance with financial reporting requirements under federal securities laws, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement during the three year period preceding the date on which the Company is required to prepare an accounting restatement, or as may otherwise be mandated or modified under regulations promulgated pursuant to the Dodd-Frank Wall Street and Consumer Protection Act of 2010, shall be rescinded and subject to clawback. Further, without limiting the foregoing, any grant, exercise, payment, delivery or transfer made pursuant to this Agreement which is subject to recovery under any other law, government regulation, stock exchange listing requirement or Company policy will be subject to such clawbacks or deductions as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement or Company policy.

7.	NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan or this Agreement may otherwise provide.

8.	NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	8484 Georgia Avenue, Suite 700
Silver Spring, Maryland 20910
Attention: Chief Operating Officer and General Counsel

To the Optionee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

9.	GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.

10.	WAIVER OF JURY TRIAL

Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto. The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury. Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

11.	BINDING EFFECT

This Agreement shall (subject to the provisions of Paragraph 7 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

CURIOSITYSTREAM INC.		OPTIONEE

By:
Its:	Chief Operating Officer and General Counsel

Exhibit 1 to Stock Option Agreement

CURIOSITYSTREAM INC.

AMENDED AND RESTATED

STOCK OPTION PLAN

I.	PURPOSE AND DEFINITIONS

A.	PURPOSE OF THE PLAN

The Plan is intended to encourage ownership of Shares by Eligible Employees and Key Non-Employees in order to attract and retain such Eligible Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

B.	DEFINITIONS

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

1.	Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

2.	Board means the Board of Directors of the Company.

3.	Code means the Internal Revenue Code of 1986, as amended.

4.	Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist of not less than two (2) members of the Board, each member of which must be a “non-employee director,” within the meaning of the applicable rules promulgated pursuant to the Exchange Act. If the Company is or becomes subject to Section 16 of the Exchange Act, no member of the Committee shall receive any Option pursuant to the Plan or any similar plan of the Company or any Affiliate while serving on the Committee unless the Board determines that the grant of such an Option satisfies the then current Rule 16b-3 requirements under the Exchange Act.

5.	Common Stock means the class A common stock, $1.00 par value, of the Company.

6.	Company means CuriosityStream Inc., a Delaware corporation, and includes any successor or assignee entity or entities into which the Company may be merged, changed, or consolidated; any entity for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

7.	Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

8.	Eligible Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

9.	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

10.	Fair Market Value means, if the Shares are listed on any national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), the closing sales price, if any, on the largest such exchange or on NASDAQ, as applicable, on the valuation date, or, if none, on the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the Shares are not then either listed on any such exchange or quoted on NASDAQ, or there has been no trade date within such thirty (30) day period, the fair market value shall be the mean between the average of the “Bid” and the average of the “Ask” prices, if any, as reported by the Electronic Quotation Service or OTC Markets Group, Inc. (or such equivalent reporting service) for the valuation date, or, if none, for the most recent trade date immediately prior to the valuation date provided such trade date is no more than thirty (30) days prior to the valuation date. If the fair market value cannot be determined under the preceding three sentences, it shall be determined in good faith by the Committee.

11.	Incentive Option means an Option which, when granted, is intended to be an “incentive stock option,” as defined in Section 422 of the Code.

12.	Key Non-Employee means a non-employee director, consultant, or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan. For purposes of this Plan, a non-employee director shall be deemed to include the employer or other designee of such non-employee director, if the non-employee director is required, as a condition of his or her employment, to provide that any Option granted hereunder be made to the employer or other designee.

13.	Nonstatutory Option means an Option which, when granted, is not intended to be an “incentive stock option,” as defined in Section 422 of the Code, or that subsequently fails to comply with the requirements of Section 422 of the Code.

14.	Option means a right or option granted under the Plan.

15.	Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

16.	Participant means an Eligible Employee to whom one or more Incentive Options or Nonstatutory Options are granted under the Plan, and a Key Non-Employee to whom one or more Nonstatutory Options are granted under the Plan.

17.	Plan means this Stock Option Plan, as amended from time to time.

18.	Shares means the following shares of the capital stock of the Company as to which Options have been or may be granted under the Plan: treasury shares or authorized but unissued Common Stock, $1.00 par value, or any shares of capital stock or securities into which the Shares are changed or for which they are exchanged within the provisions of Article VI of the Plan.

II.	SHARES SUBJECT TO THE PLAN

The aggregate number of Shares as to which Options may be granted from time to time shall be as indicated in Schedule A (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof). The aggregate number of Shares as to which Incentive Options may be granted from time to time shall be as indicated in Schedule A (subject to adjustment for stock splits, stock dividends and other adjustments described in Article VI hereof).

Shares subject to Options that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant (whether for the purpose of repricing such Options or otherwise), settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Options are not issued to a Participant (or, if issued to the Participant, are returned to the Company by the Participant pursuant to a right of repurchase or right of first refusal exercised by the Company), shall immediately become available for Options. In addition, if the exercise price of any Option is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Options.

Subject to the provisions of Article VI, the aggregate number of Shares as to which Incentive Options may be granted shall be subject to change only by means of an amendment of the Plan duly adopted by the Company and approved by the stockholders of the Company within one year before or after the date of the adoption of any such amendment.

III.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove or replace any member of, and to fill any vacancy on, the Committee upon notice to the Committee and the affected member, if any. Any member of the Committee may resign upon notice to the Board. If permitted by applicable law, and in accordance with any such law, the Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

Subject to the provisions of the Plan, the Committee is authorized to:

A.	interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

B.	determine which employees of the Company or of an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Options;

C.	determine the Key Non-Employees to whom Nonstatutory Options shall be granted;

D.	determine whether the Option to be granted shall be an Incentive Option or Nonstatutory Option;

E.	determine the number of Shares for which an Option or Options shall be granted;

F.	provide for the acceleration of the right to exercise an Option (or portion thereof); and

G.	specify the terms and conditions upon which Options may be granted;

provided, however, that with respect to Incentive Options, all such interpretations, rules, determinations, terms, and conditions shall be made and prescribed in the context of preserving the tax status of the Incentive Options as “incentive stock options” within the meaning of Section 422 of the Code.

The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Options to, Participants who are subject to Section 16 of the Exchange Act. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

IV.	ELIGIBILITY FOR PARTICIPATION

The Committee may, at any time and from time to time, grant one or more Options to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares to be subject to each Option so granted, provided, however, that (i) each Participant receiving an Incentive Option must be an Eligible Employee of the Company or of an Affiliate at the time an Incentive Option is granted; (ii) no Incentive Options shall be granted after the expiration of ten (10) years from the earlier of the date of the adoption of the Plan by the Company or the approval of the Plan by the stockholders of the Company; and (iii) the fair market value of the Shares (determined at the time the Option is granted) as to which Incentive Options are exercisable for the first time by any Eligible Employee during any single calendar year (under the Plan and under any other incentive option plan of the Company or an Affiliate) shall not exceed $100,000.

Notwithstanding the foregoing, if the Company is or becomes subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option, unless the Board determines that the grant of the Option satisfies the then current Rule 16b-3 requirements under the Exchange Act. If the Company is not subject to Section 16 of the Exchange Act, then no individual who is a member of the Committee shall be eligible to receive an Option under the Plan unless the granting of such Option shall be approved by the Committee, with all of the members voting thereon being disinterested members. For the purpose of this Article IV, a “disinterested member” shall be any member who shall not then be, or at any time within the year prior thereto have been, granted an Option under the Plan or any other plan of the Company or an Affiliate, other than an Option granted under a formula plan established by the Company or an Affiliate.

Notwithstanding any of the foregoing provisions, (i) the Committee may authorize the grant of an Option to a person not then in the employ of or serving as a director, consultant, or independent contractor of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Option Agreement evidencing the actual grant of such Option; and (ii) if the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, then the Committee may authorize the grant of an Option under this Plan to a person who resides in the State of California only if such grant meets the requirements of Section 25102(o) of the California Securities Law.

V.	TERMS AND CONDITIONS OF OPTIONS

Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

A.	OPTION PRICE

In the case of a Nonstatutory Option and in the case of an Incentive Option, and if, for such Incentive Option, the Participant owns directly or by reason of the applicable attribution rules ten percent (10%) or less of the total combined voting power of all classes of stock of the Company, the Option price per share of the Shares covered by each such Nonstatutory Option or Incentive Option shall be not less than the Fair Market Value of the Shares on the date of the grant of the Option. In all other cases of Incentive Options, the Option price shall be not less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

B.	NUMBER OF SHARES

Each Option shall state the number of Shares to which it pertains.

C.	TERM OF OPTION

Each Incentive Option shall terminate not more than ten (10) years from the date of the grant thereof, or at such earlier time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided, except that if the Option price is required under Paragraph A of this Article V to be at least one hundred ten percent (110%) of Fair Market Value, each such Incentive Option shall terminate not more than five (5) years from the date of the grant thereof, and shall be subject to earlier termination as herein provided.

D.	DATE OF EXERCISE

Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, and/or upon the attainment of stated goals. Unless the Committee otherwise provides in writing, or unless otherwise required by law (including, if applicable, the Uniformed Services Employment and Reemployment Rights Act), the date or dates on which the Option becomes exercisable shall be tolled during any unpaid leave of absence. It is expressly understood that Options hereunder shall, unless otherwise provided for in writing by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.

E.	MEDIUM OF PAYMENT

The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I. It shall be paid in such form (permitted by Section 422 of the Code in the case of Incentive Options) as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

F.	TERMINATION OF EMPLOYMENT

1.	A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within 3 months (or such other period of time as the Committee may determine, with such determination in the case of an Incentive Option being made at the time of the grant of the Option and not exceeding three (3) months) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the conditions that (i) no Option shall be exercisable after the expiration of the term of the Option and (ii) unless the Committee otherwise provides, no Option that has not become exercisable by the date of such termination shall at any time thereafter be or become exercisable. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

2.	A Participant who ceases to be an employee or Key Non-Employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, cause shall be as defined in any employment or other agreement between the Participant and the Company (or an Affiliate) or, if there is no such agreement or definition therein, cause shall be defined to include (i) a Participant’s theft or embezzlement, or attempted theft or embezzlement, of money or property of the Company or of an Affiliate, a Participant’s perpetration or attempted perpetration of fraud, or a Participant’s participation in a fraud or attempted fraud, on the Company or an Affiliate or a Participant’s unauthorized appropriation of, or a Participant’s attempt to misappropriate, any tangible or intangible assets or property of the Company or an Affiliate; (ii) any act or acts by a Participant of disloyalty, dishonesty, misconduct, moral turpitude, or any other act or acts by a Participant injurious to the interest, property, operations, business or reputation of the Company or an Affiliate; (iii) a Participant’s commission of a felony or any other crime the commission of which results in injury to the Company or an Affiliate; (iv) any violation of any restriction on the disclosure or use of confidential information of the Company or an Affiliate, client, customer, prospect, or merger or acquisition target, or on competition with the Company or an Affiliate or any of its businesses as then conducted; or (v) any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

3.	Except as the Committee may otherwise expressly provide or determine (consistent with Section 422 of the Code, if applicable), a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at Paragraph B(7) of Article I hereof), or who is on leave of absence for any purpose permitted by the Company or by any authoritative interpretation (i.e., regulation, ruling, case law, etc.) of Section 422 of the Code, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate. For purposes of Incentive Options, no leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract (or the Committee approves such longer leave of absence, in which event the Incentive Option held by the Participant shall be treated for tax purposes as a Nonstatutory Option on the date that is six (6) months following the first day of such leave).

4.	Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article V shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the 3 month period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within 12 months after the date that the Participant ceased to be an employee or Key Non-Employee of the Company or of an Affiliate or, in the event of death, within 12 months after the date of death of such Participant.

G.	TOTAL AND PERMANENT DISABILITY

A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant (i) to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee, and (ii) if the Option becomes exercisable periodically under Paragraph D, to the extent of any additional rights that would have become exercisable had the Participant not become so Disabled until after the close of business on the next periodic exercise date.

A Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than 12 months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

H.	DEATH

In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within 12 months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

I.	EXERCISE OF OPTION AND ISSUE OF STOCK

Options shall be exercised by giving written notice to the Company. Such written notice shall: (l) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by paragraph M of this Article V, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise), the Company shall accept payment for the Option Shares, and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for fully paid non-assessable Shares. In the event of any failure to pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

J.	RIGHTS AS A STOCKHOLDER

No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

K.	ASSIGNABILITY AND TRANSFERABILITY OF OPTION

Unless both (i) an Option is transferred as part of estate planning, is compliant with the exemption set forth under Section 12(g) of the Exchange Act (Release No. 34-56887) and the provisions of 17 C.F.R. 230.701 and the Participant retains any voting rights associated with the Option and (ii) otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, if applicable, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant’s incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

L.	OTHER PROVISIONS

The Option Agreement for an Incentive Option shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such Option qualifies as an “incentive stock option” within the meaning of Section 422 of the Code. Further, the Option Agreements authorized under the Plan shall be subject to such other terms and conditions including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable and which, in the case of Incentive Options, are not inconsistent with the requirements of Section 422 of the Code.

M.	PURCHASE FOR INVESTMENT

Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and/or affirmations, if any, as the Committee may require. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

“The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available.”

“The shares of stock represented by this certificate are subject to the terms and conditions of a certain Stock Option Agreement by and between the Company and the optionee. A copy of the Agreement is on file in the office of the Secretary of the Company. The Agreement provides, among other things, for restrictions upon the holder's right to transfer the shares represented hereby, and for certain prior rights to purchase and certain obligations to sell the shares of common stock evidenced by this certificate at a designated purchase price determined in accordance with certain procedures. Any attempted transfer of these shares other than in compliance with the Agreement shall be void and of no effect. By accepting the shares of stock evidenced by this certificate, any permitted transferee agrees to be bound by all of the terms and conditions of said Agreement.”

Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or “blue sky” laws).

VI.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY

If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another entity by reason of any reorganization, merger, or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividend payable in capital stock, or the like, the Company shall make adjustments to such Options (including, by way of example and not by way of limitation, the grant of substitute options under the Plan or under the plan of such other entity) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares or securities and in the option price per share or security subject to outstanding options under the Plan or under the plan of such successor entity. No such adjustment shall be made which shall, within the meaning of Sections 424 and 409A of the Code, as applicable, constitute such a modification, extension, or renewal of an option as to cause the adjustment to be considered as the grant of a new option.

Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option in the event of (i) the adoption of a plan of merger or consolidation under which a majority of the Shares of the Company would be eliminated, or (ii) a sale or exchange of all or any portion of the Company’s assets or equity securities. Alternatively, the Company may, in its sole discretion and without the consent of the Participants, provide for one or more of the following: (i) the assumption of the Plan and outstanding Options by the surviving entity or its parent; (ii) the substitution by the surviving entity or its parent of Options with substantially the same terms for such outstanding Options; (iii) immediate exercisability of such outstanding Options followed by cancellation of such Options; and (iv) settlement of the intrinsic value of the outstanding vested Options in cash or cash equivalents or equity followed by the cancellation of all Options (whether or not then vested or exercisable). In connection with any such transaction, each Participant shall, to the extent so provided under the definitive transaction agreement, (i) join on a pro rata basis in all purchase price adjustments, contingent payments, indemnification and other obligations of the Company’s equityholders in connection with such transaction, (ii) be bound by the appointment of any equityholder representative who shall represent the Company’s equityholders under the definitive transaction agreement as the representative, agent, proxy, and attorney-in-fact for the Participant, with the power and authority to act on the Participant’s behalf with respect to the definitive transaction agreement, and (iii) execute such additional agreements or documentation, if any, as may be required under the definitive transaction agreement to reflect the foregoing or the treatment of the Participant’s Options, including without limitation, letters of transmittal or cash-out agreements.

Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

VII.	DISSOLUTION OR LIQUIDATION OF THE COMPANY

Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

VIII.	TERMINATION OF THE PLAN

The Plan shall terminate (10) years from the earlier of the date of its adoption or the date of its approval by the stockholders. The Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Articles VI and VII, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) in the case of Incentive Options, ten (10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

IX.	AMENDMENT OF THE PLAN AND AWARDS

The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval. Further, no amendment to the Plan which reduces the Option exercise price below that provided for in Article V of the Plan shall be effective unless it is approved by the stockholders of the Company.

The Board may amend the terms of any Option theretofore granted, prospectively or retroactively, but no such amendment shall (a) materially impair the rights of any Participant without his or her consent or (b) except for adjustments made pursuant to Article VI, reduce the exercise price of outstanding Options or cancel or amend outstanding Options for the purpose of repricing, replacing, or regranting such Options with an exercise price that is less than the exercise price of the original Options or cancel or amend outstanding Options with an exercise price that is greater than the Fair Market Value of a Share for the purpose of exchanging such Options for cash without stockholder approval.

X.	EMPLOYMENT RELATIONSHIP

Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.

XI.	INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall, to the extent permitted by the laws of the State of Delaware, be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XII.	MITIGATION OF EXCISE TAX

Unless otherwise provided for in the Option Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XII), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XIII.	SAVINGS CLAUSE

This Plan is intended to comply in all respects with applicable law and regulations, including, (i) with respect to those Participants who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission, if applicable, (ii) Section 402 of the Sarbanes-Oxley Act, if applicable, and (iii) Code Section 409A. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation (including Rule 16b-3 and Code Section 409A), the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law (including Rule 16b-3 and Code Section 409A) so as to foster the intent of this Plan. Notwithstanding anything herein to the contrary, with respect to Participants who are officers and directors for purposes of Section 16 of the Exchange Act, no grant of an Option to purchase Shares shall permit unrestricted ownership of Shares by the Participant for at least six (6) months from the date of the grant of such Option, unless the Board determines that the grant of such Option to purchase Shares otherwise satisfies the then current Rule 16b-3 requirements.

XIV.	WITHHOLDING

Except as otherwise provided by the Committee,

A.	the Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

B.	in the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XV.	EFFECTIVE DATE

This Plan shall become effective upon adoption by the Board, provided that the adoption of the Plan shall be subject to the approval of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulations, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, desires to submit the Plan to its stockholders for approval.

XVI.	FOREIGN JURISDICTIONS

To the extent the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Plan in jurisdictions outside the United States of America, the Committee in its discretion may modify those restrictions as it determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States of America.

XVII.	GOVERNING LAW

This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Amended and Restated this 1st day of January, 2020.

Exhibit 2 to Stock Option Agreement

Fair Market Value of the Shares as of the Grant Date: [US$2.65 ][REVIEW AND UPDATE AS NECESSARY]

Exhibit 3 to Stock Option Agreement

Protective Policies

4	STANDARDS OF CONDUCT

4.1	Code of Ethics

All CuriosityStream employees must abide by the company’s Code of Ethics, which is designed to deter wrongdoing and to promote professional and ethical conduct among all CuriosityStream employees. In addition to other policies relating to ethics, such as those regarding confidentiality and conflict of interest, employees agree to:

(a) act with honesty and integrity in general;

(b) comply with applicable laws, rules and regulations of governmental authorities and regulatory agencies;

(c) act in good faith, responsibly, with due care, competence or diligence, and avoid misrepresentation of facts; and

(d) promote ethical behavior in the work environment and report any illegal or unethical conduct by any employee to the reporting employee’s manager or the General Counsel.

Any violation by full-time, part-time or temporary employees of any of these obligations will constitute grounds for termination of employment at CuriosityStream among other remedies.

4.2	Information Security

The company has developed and implemented a comprehensive written information security program (WISP), to create effective administrative, technical and physical safeguards to protect the personal information it collects, creates, uses and maintains. The up-to-date WISP is attached hereto and incorporated by reference and posted on the company Intranet site.

4.3	Confidentiality

All employees of CuriosityStream have an obligation to maintain the confidentiality of non-public information and to use such information only in the course of employment. In particular:

(a) During and after employment by CuriosityStream, employees may not disclose any confidential information to anyone outside of CuriosityStream, and may not use (or permit anyone else to use) any such information, except as required in the course of performing work for CuriosityStream or as required by law.

(b) Prior to conclusion of employment at CuriosityStream, employees must return to CuriosityStream confidential information (all originals and copies) embodied in any form (including without limitation, paper, electronic, digital and the like).

(c) All trade secrets, inventions, writing or other asset, property or information developed or created in the course of employment with CuriosityStream is the property of CuriosityStream and employees may not exercise any ownership of such information or creation.

(d) Knowledge of confidential, proprietary or competitive information gained through the course of employment with CuriosityStream should be handled with discretion. Employees may not talk to the press on any CuriosityStream-related matter. Employees contacted by the press are required to contact their manager who will coordinate CuriosityStream’s response with senior management.

(e) The personal information of individuals, such as other employees or customers of the company, constitutes confidential and sensitive information and is subject to the specific policies set forth in the company’s WISP, referred to and incorporated by reference in Section 4.2 of this Handbook, and posted separately on the company Intranet.

4.4	Conflict of Interest

The term “conflict of interest” encompasses any interest that is, or might be, adverse to the best interests of CuriosityStream, or that influences, or might influence, any employee to act in a manner other than in the best interests of CuriosityStream.

Employees should not take part in activities that could give rise to a conflict of interest, or the appearance of a conflict of interest, between an employee and CuriosityStream. Examples include:

●	Evaluation by an employee of a bid presented to CuriosityStream in which the employee has a financial interest;

●	Acceptance by an employee of a gift or other substantial benefit (in excess of $250 or valued in excess of $250) from another party who does business with CuriosityStream;

●	Diverting or rejecting an opportunity for CuriosityStream, if the employee takes this action to benefit himself or herself directly or indirectly.

Not all outside interests of employees, whether in business, professions or vocations pursued for personal reasons rather than for the benefit of CuriosityStream, constitute a conflict of interest. An individual’s position and area of responsibility will largely determine whether an outside interest or outside work constitutes a conflict of interest. The prime requirement is disclosure so that appropriate personnel may evaluate the possibility of conflict and take necessary remedial actions, but employees should avoid even apparent conflicts of interest.

An employee considering an outside business or other activity, accepting a gift or benefit, or any situation that might give rise to a conflict of interest or appearance of conflict of interest should discuss the matter with his/her manager and the General Counsel. If it is determined that a conflict of interest exists or could arise, CuriosityStream may require an employee to either divest himself or herself of the outside conflicting interest, or to resign from his or her position at CuriosityStream.

4.5	Use of Facilities and Equipment

Company property, such as equipment, vehicles, telephones, computers and software are provided for business use. Personal use of facilities and equipment must be kept to a minimum and must not interfere with work responsibilities. Company property must be used in the manner for which it was intended. Upon termination, employees are required to surrender any company property they possess. Violations of these policies could result in disciplinary action up to and including termination.

[FOR LISTED PARTICIPANTS ONLY]

Annex B

Accelerated Option Vesting for Listed Participants

If the Optionee’s employment is terminated by the Company or any of its Subsidiaries or any successor other than for Cause (as defined below), or by the Optionee with Good Reason (as defined below), in each case, during the two-year period following the Closing Date (as defined in the Merger Agreement), then (1) any portion of the New Option then held by the Optionee that is then unvested shall immediately vest in full, and (2) the New Option then held by the Optionee (whether vested pursuant to this Annex B or otherwise) shall remain outstanding and exercisable until the earlier of (a) three (3) months after the effective date of the Optionee’s termination of employment and (ii) the expiration of the term of the New Option.

“Cause” means: (a) the Optionee’s commission of any material crime involving fraud, theft, or false statements or any crime that is a felony; (b) the Optionee’s breach of fiduciary duty, willful misconduct or gross negligence in performing the Optionee’s employment-related duties for the Company or any of its Subsidiaries that is not cured, if susceptible to cure, within 30 days following written notice to the Optionee of such failure; (c) the Optionee’s willful and continued failure to perform the Optionee’s material employment-related duties for the Company or any of its Subsidiaries that is not cured, if susceptible to cure, within 30 days following written notice to the Optionee of such failure; (d) the Optionee’s willful violation of any material policy of the Company or any of its Subsidiaries as in effect from time to time (including, without limitation, policies governing discrimination or harassment) that is not cured, if susceptible to cure, within 30 days following written notice to the Optionee of such failure; (e) the Optionee’s illegal possession of a controlled substance, use of illegal drugs, repetitive abuse of alcohol, or other behavior that materially interferes with the performance of the Optionee’s duties to the Company or its subsidiaries or that compromises the integrity and reputation of the Optionee or the Company or its subsidiaries; or (f) the Optionee’s material breach of any noncompetition or nonsolicitation agreement to which the Optionee is a party with the Company or any of its Subsidiaries.

“Good Reason” means, in the absence of a written consent of the Optionee: (a) a material diminution of the Optionee’s duties, title, authority, reporting lines or responsibilities (it being understood and agreed that any changes to the Optionee’s duties, title, authority, reporting lines or responsibilities in connection with the transactions contemplated by the Merger Agreement that are instituted on or prior to the Effective Time shall not constitute Good Reason); (b) a material reduction of the Optionee’s annual base salary or annual target bonus opportunity; or (c) a material breach by the Company or any of its Subsidiaries of any written agreement between the Optionee, on the one hand, and the Company or any of its Subsidiaries, on the other hand; provided, however, that, it shall be a prerequisite of any such termination for Good Reason that the Optionee shall have given the Company written notice within thirty (30) days following the event or events giving rise to Good Reason, specifying in reasonable detail the nature and circumstances of such Good Reason, and given the Company thirty (30) days to cure any such Good Reason prior to any such termination (the “Good Reason Cure Period”). If the Company fails to remedy the condition constituting Good Reason during the Good Reason Cure Period, the Optionee’s termination of employment must occur, if at all, within thirty (30) days following such Good Reason Cure Period for such termination as a result of such condition to constitute a termination for Good Reason. If the Company cures the Good Reason event during the Good Reason Cure Period, then Good Reason shall be deemed to have not occurred.